                                                                    EXHIBIT 3.20

                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                 NETCO-RESIDUALS MANAGEMENT, LIMITED PARTNERSHIP


                         A DELAWARE LIMITED PARTNERSHIP

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I  DEFINITIONS............................................................................................1

ARTICLE II  THE PARTNERSHIP ORGANIZATION AND ITS BUSINESS.........................................................6
     2.1  Formation and Continuation..............................................................................6
     2.2  Name....................................................................................................6
     2.3  Principal Place of Business.............................................................................6
     2.4  Term....................................................................................................6
     2.5  Business Purpose and Powers.............................................................................6
     2.6  Methods.................................................................................................6
     2.7  Agent for Service of Process............................................................................7
     2.8  Name and Business Address of Each Partner...............................................................7

ARTICLE III  MANAGEMENT OF PARTNERSHIP BUSINESS; POWERS OF THE GENERAL PARTNER....................................7
     3.1  Management and Control..................................................................................7
     3.2  Admission of Additional Limited Partners................................................................7
     3.3  Limited Partners Shall Not Manage or Control............................................................8
     3.4  Acts of the Partnership.................................................................................8
     3.5  Independent Activities of the General Partner...........................................................8

ARTICLE IV  CAPITAL CONTRIBUTIONS AND LIABILITY Of PARTNERS.......................................................8
     4.1  Capital Contributions...................................................................................8
     4.2  Default by a Limited Partner............................................................................9
     4.3  Liability of Partners..................................................................................10
     4.4  Return of' Distributions to Limited Partners...........................................................10
     4.5  No Priority............................................................................................11

ARTICLE V  CAPITAL ACCOUNTS......................................................................................11
     5.1  Partner's Accounts.....................................................................................11
     5.2  Allocations............................................................................................11
     5.3  Limitation on Allocation of Net Losses.................................................................11
     5.4  Credits and Charges to Capital Account.................................................................11
     5.5  Special Allocations....................................................................................12
     5.6  Other Allocation Rules.................................................................................14
     5.7  Tax Allocations: Code Section 704(c)...................................................................14

ARTICLE VI  DISTRIBUTIONS; WITHDRAWALS OF CAPITAL................................................................15
     6.1  Allocation of Distributions............................................................................15
     6.2  Distributions Net of Expenses of the Partnership.......................................................15
     6.3  Withdrawals of Capital.................................................................................15

ARTICLE VII  TRANSFER OF PARTNERSHIP INTERESTS...................................................................15
     7.1  Transfer by General Partner............................................................................15


     7.2  Prohibition on Transfer by Limited Partner.............................................................16
     7.3  Voluntary Withdrawal by Limited Partner................................................................16
     7.4  Death, Incompetence or Bankruptcy of Limited Partner...................................................16
     7.5  Acquisition of Limited Partner's Interest by the General Partner.......................................16

ARTICLE VIII  BANKRUPTCY, DISSOLUTION OR REMOVAL OF GENERAL
PARTNER .........................................................................................................16
     8.1  Dissolution of Partnership.............................................................................16
     8.2  Voluntary Resignation, Withdrawal or Dissolution of General Partner....................................17
     8.3  Removal of General Partner for Cause...................................................................17
     8.4  Continuation of Partnership............................................................................17

ARTICLE IX  EXPENSES OF THE PARTNERSHIP..........................................................................17

ARTICLE X  INDEMNIFICATION OF THE GENERAL PARTNER................................................................17
     10.1  Liability.............................................................................................17
     10.2  Indemnification.......................................................................................18
     10.3  Survival..............................................................................................18

ARTICLE XI  TERMINATION OF PARTNERSHIP; LIQUIDATION AND DISTRIBUTION OF ASSETS...................................19
     11.1  Termination Events....................................................................................19
     11.2  Liquidation and Distribution upon Termination.........................................................19

ARTICLE XII  BOOKS Of ACCOUNT, ACCOUNTING AND REPORTS............................................................19
     12.1  Books of Account......................................................................................19
     12.2  Tax Realms and Elections..............................................................................19
     12.3  Tax Matters Partner...................................................................................20
     12.4  Banking...............................................................................................20
     12.5  Accounting Method.....................................................................................20
     12.6  Determination of Certain Matters......................................................................20

ARTICLE XIII  POWER OF ATTORNEY..................................................................................20
     13.1  Power of Attorney.....................................................................................20
     13.2  Irrevocability........................................................................................21

ARTICLE XIV  MISCELLANEOUS PROVISIONS............................................................................21
     14.1  Notice................................................................................................21
     14.2  Severability..........................................................................................21
     14.3  Execution in Several Counterparts.....................................................................21
     14.4  Amendments to Agreement...............................................................................22
     14.5  Governing Law.........................................................................................22
     14.6  Captions..............................................................................................22
     14.7  Further Assurances....................................................................................22
     14.8  Persons Bound.........................................................................................22
     14.9  Admission of Additional Limited Partners..............................................................22

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       of

                 NETCO-RESIDUALS MANAGEMENT, LIMITED PARTNERSHIP

                         A Delaware Limited Partnership


         AGREEMENT OF LIMITED PARTNERSHIP (such agreement, as the same may from time to time be modified, supplemented or amended, being hereinafter referred to as this "Agreement") dated as of February 7, 1994, made and entered into by and among NETCO-RESIDUALS MANAGEMENT SYSTEMS, INC., a corporation organized under the laws of the State of Delaware and having an address at c/o New England Treatment Company, Inc., 55 Old Field Point Road, Greenwich, Connecticut 06830, as General Partner, and each person or entity becoming a party to this Agreement as a Limited Partner.

         WHEREAS, the General Partner and the Limited Partners desire to form a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act.

         NOW, THEREFORE, pursuant to the terms, covenants and conditions set forth herein and in consideration of the mutual premises contained herein, the parties, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (6 Delaware Code Section 17-101 et seq.).

         "Adjusted Capital Account Deficit" means with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after:

                           (i) crediting to such Capital Account any amounts that such Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704 1(b) (3) (ii) (c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(1)(5); and

                           (ii) debiting from such Capital Account the items described in Treasury Regulations Sections 1.7041(b) (2) (ii) (d) (4), 1.704-1(b) (2) (ii) (d) (5), and 1.7041(b) (2) (ii) (d) (6) .

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Contribution" shall mean, at any specified time, the aggregate amount of Capital Contributions of each Partner that has been actually paid to the Partnership pursuant to Section 4.1.

         "Affiliate" shall mean any person directly or indirectly controlling, controlled by or under common control with the specified person and the term "control" shall mean the ownership of a majority of the combined voting power of the outstanding voting securities of a corporation or the outstanding ownership interests in a non-corporate entity.

         "Agreement" shall mean this Agreement of Limited Partnership.

         "Basic Capital Contributions" shall have the meaning set forth in
Section 4.1.

         "Capital Account" shall mean the account maintained for each Partner pursuant to Section 5.1.

         "Capital Contributions" shall have the meaning set. forth in Section
4.1.

         "Certificate" shall mean the Certificate of Limited Partnership of the Partnership prepared and filed in accordance with the Act, as the same may be amended from time to time.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

         "Defaulting Partner" shall have the meaning set forth in Section 4.2.

         "Depreciation" means, for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted. basis for federal income tax purposes at the beginning of such year, Depreciation shall by an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis.

         "Distribution" shall mean distributions to Partners pursuant to Article VI.

         "Fiscal Year" shall mean the fiscal year of the Partnership, which shall be the calendar year; but, upon termination of the Partnership, "Fiscal Year" shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

         "General Partner" shall mean NETCO-Residuals Management Systems, Inc., a Delaware corporation, and any substitute General Partner admitted to the Partnership pursuant to Article VIII hereof.

         "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of that asset as determined by the contributing Partner and the Partnership;

         (b) The Gross Asset Values of all assets of the Partnership shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(ii)(q); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset as determined by the distributes and the Partnership on the date of distribution; and

         (d) The Gross Asset Value of the assets of the Partnership shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and
Section 5.5(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment was made pursuant to paragraph (b) of this definition in connection with any transaction that would otherwise have resulted in an adjustment pursuant to this paragraph
(d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b), or (d) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

         "Indemnified Liabilities" shall have the meaning set forth in Section 10.2.

         "Indemnitees" shall have the meaning set forth in Section 10.2.

         "Interest" shall mean a Partner's interest in the Net Income, Net Loss and Distributions of the Partnership as specified in Article V and Article VI.

         "Limited Partners" shall mean such persons or entities whose names are set forth on the signature pages hereof and any other person or entity who is
(i) admitted to the Partnership as a substitute Limited Partner or (ii) designated as a special limited partner by the General Partner and having such rights and obligations as are agreed to between the General Partner and such special limited partner.

         "Majority In Interest of Limited Partners" shall mean those Limited Partners whose combined Basic Capital Contributions constitute more than fifty percent (50%) of the aggregate Basic Capital Contributions of all the Limited Partners.

         "Net Income" or "Net Loss" shall mean, for each fiscal year, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(x)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1 (b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

         (c) If the Gross Asset Value of any Partnership asset is adjusted pursuant to paragraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

         (d) Gain or loss resulting from any disposition of Partnership
Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

         (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

         (f) To the extent that a Code Section 734(b) or Code Section 743(b) adjustment is required to be taken into account in determining Capital Account, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall betaken into account for purposes of computing Net Income or Net Loss;

         (g) Notwithstanding anything to the contrary in the definition of the terms "Not Income" and "Net Loss," any items that are specially allocated pursuant to Section 5.5 of this Agreement shall be excluded in computing Net Income or Net Loss; and

         (h) For purposes of this Agreement, any deduction for a loss on a sale or exchange of Partnership property that is disallowed to the Partnership under Code Section 267(a)(1) or Code Section 707(b) shall be treated as a Code Section 705(a)(2)(S) expenditure.

         "Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1), which provides generally that the amount of Nonrecourse Deductions for a Fiscal Year shall equal the net-increase, if any, in Partnership Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate distributions made during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(c).

         "Nonrecourse Liability" means any liability that is, or is treated as, a nonrecourse liability of the Partnership for which no Partner bears (or is treated as bearing) the economic risk of loss, as determined pursuant to Treasury Regulations Section 1.752-2.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), which provides generally that the amount of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(1)(3).

         "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(1), which provides generally that the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall equal the net increase, if any, in Partner Nonrecourse Debt Minimum Gain during that Fiscal Year, reduced (but not below zero) by proceeds of the liability distributed during the year to the Partner bearing the economic risk of loss for the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2 (i) (2).

         "Partners" shall mean, collectively, the General Partner and all Limited Partners. Reference to a Partner shall mean any one of the Partners.

         "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), which provides generally that the amount of Partnership Minimum Gain shall be determined by first computing for each Nonrecourse Liability any gain the Partnership would realize if it disposed of the property subject to that Nonrecourse Liability for no consideration other than full satisfaction of such Nonrecourse Liability, and then aggregating the separately computed gains, in accordance with Treasury Regulations Section 1.704-2(d).

         "Partnership" shall mean the limited partnership created pursuant to this Agreement.

         "Partnership Property" shall mean all of the Partnership's interest or rights in all property, whether tangible or intangible, real or personal.

         "Replacement Limited Partner" shall mean any person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 4.2.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Supplemental Capital Contributions" shall have the meaning set forth in Section 4.1.

         "Termination Date" shall have the meaning set forth in Section 2.4.

         "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                   ARTICLE II

                  THE PARTNERSHIP ORGANIZATION AND ITS BUSINESS

         2.1 Formation and Continuation. The parties hereby agree to form a limited partnership in accordance with and pursuant to the provisions of the Act.

         2.2 Name. The name of the Partnership shall be NETCO-Residuals Management, Limited Partnership.

         2.3 Principal Place of Business. The principal place of business of the Partnership shall be located at 1800 Bering, Suite 1000, Houston, Texas 77057, or at such other place or places as the General Partner may hereafter determine. The General Partner may register or qualify the Partnership to do business in any jurisdiction where the General Partner deems such registration or qualification necessary or advisable.

         2.4 Term. The term of the Partnership shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall terminate on December 31, 2014, unless the Partnership term is terminated sooner in accordance with the provisions of Article XI of this Agreement or by operation of law.

         2.5 Business Purpose and Powers.

                  (a) The business purpose of the Partnership shall be to process waste and wastewater residuals, to develop and operate management facilities and operations relating to waste and wastewater residuals, to engage in the hauling and trucking of waste and wastewater residuals, and related business; and to invest in other related businesses; and to engage in all transactions necessary or incidental to the foregoing and to do all things necessary or appropriate to accomplish any of the foregoing, upon and subject to the terms and conditions of this Agreement and the provisions of the Act.

                  (b) The Partnership shall have the power to engage in all activities and transactions in connection with, or incidental to, the foregoing purpose.

         2.6 Methods. The Partnership's business purpose and the exercise of its powers, as described in Section 2.5, may be accomplished through such actions as the General Partner deems in its discretion to be necessary, advisable or appropriate for the operation of the Partnership, which, by way of illustration but not by way of limitation, shall include:

                  (a) the employment of such parties and personnel and such legal, accounting, management, advisory or consultative services as the General Partner in its discretion deems advisable;

                  (b) the borrowing of money from, and the giving of guarantees to, banks or other lenders for Partnership purposes and the pledging of Partnership Property for the securing of such loans and guarantees; and

                  (c) the execution of all agreements, documents or instruments of any hind, the engaging in such transactions and the taking of such other actions, as the General Partner may, in its discretion, deem necessary, advisable or appropriate for the carrying out of the foregoing purposes and powers of the Partnership.

         2.7 Agent for Service of Process. The name and address of the registered agent for service of process is Corporation Service Company, 1711 Centerville Road, Suite 400, Wilmington, Delaware 19801.

         2.8 Name and Business Address of Each Partner. The name and business address of the General Partner are set forth in the heading of this Agreement. The name and business address of each Limited Partner are set forth on the signature pages of this Agreement.

                                  ARTICLE III

                       MANAGEMENT OF PARTNERSHIP BUSINESS;
                          POWERS OF THE GENERAL PARTNER

         3.1 Management and Control. The management and conduct of the Partnership and its business shall be controlled exclusively by the General Partner in accordance with the terms of this Agreement. The General Partner shall have all the rights and powers which may be possessed by a general partner pursuant to the Act, and such rights and powers as are otherwise conferred by this Agreement or by law or which are necessary, advisable or appropriate to the management of the business and affairs and accomplishment of the business purpose of the Partnership.

Neither the General Partner nor any of its Affiliates shall be entitled to any compensation, other than reimbursement for expenses, from the Partnership for services rendered to the Partnership other than its Interest.

         3.2 Admission of Additional Limited Partners. Additional Limited Partners may be admitted to the Partnership at any time, subject to the approval of the General Partner; provided, however, that no person shall be admitted to the Partnership as an additional Limited Partner unless:

                  (a) such person shall execute and acknowledge such instruments, in form and substance reasonably satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effectuate such admission and to confirm that such person has agreed to be bound by all the covenants, terms and conditions of this Agreement, as the same may have been amended; and

                  (b) such person shall pay all reasonable expenses in connection with such admission as a Limited Partner, including, without limitation, the cost (including reasonable attorneys' fees) of the preparation, filing and publication of documents required by Subsection (a) above.

         3.3 Limited Partners Shall Not Manage or Control. The Limited Partners shall take no part in the management or control of the Partnership business, and shall have no power to act for or to bind the Partnership. Without limiting the generality of the foregoing, no Limited Partner and no director, officer, partner or stockholder thereof (other than natural persons who are United States citizens acting in their capacities as officers or directors of the General Partner) shall (i) act as an employee of the Partnership; (ii) act as an independent contractor or agent with respect to the Partnership; (iii) communicate with the General Partner on matters pertaining to the day-to-day. operations of the Partnership; (iv) become actively involved in the management or operation of the Partnership; (v) vote on any matter pertaining to the day-to-day operations or investment decisions of the Partnership; or (vi) vote on the admission of additional general partners to the Partnership except as provided in Section 8.4 hereof.

         3.4 Acts of the Partnership. Whenever in this Agreement or elsewhere it is provided that consent is required of, or a demand shall be-made by, or an act or thing shall be done by or at the direction of, the Partnership, it shall be deemed that all such consents, demands, acts and things are to be made, given or done upon the consent of the General Partner or an employee acting under its authority, unless a contrary intention is expressly indicated in this Agreement.

         3.5 Independent Activities of the General Partner. Unless otherwise expressly consented to in writing by all of the Limited Partners, the General Partner may not engage in activities other than as may be required or permitted under this Agreement, whether the same be competitive with the Partnership or otherwise.

                                   ARTICLE IV

                 CAPITAL CONTRIBUTIONS AND LIABILITY Of PARTNERS

         4.1 Capital Contributions.

                  (a) Each Partner shall contribute to the capital of the Partnership an amount equal to the amount set forth opposite its name on the signature page hereof (the "Basic Capital Contributions"). Each Partner may be required by the General Partner to make further capital contributions to the Partnership (the "Supplemental Capital Contributions"; together with the Basic Capital Contributions, the "Capital Contributions") to enable the General Partner (i) to conduct the business of the Partnership and (ii) to pay any expenses of the Partnership contemplated by Article IX hereof; provided, however, that the aggregate Capital Contributions required to be made pursuant to this Section 4.1 by all Limited Partners shall not exceed $250,000.

                  (b) The Basic Capital Contribution of each Partner shall be paid to the Partnership simultaneously with such Partner becoming a Partner of the Partnership.

                  (c) Supplemental Capital Contributions shall be made by each Partner within sixty (60) days after a call therefor by the General Partner. Any such call shall be made only if, when and to the extent that the General Partner reasonably anticipates that funds will be required by the Partnership to pay any expenses of the Partnership contemplated by Article IX hereof. Calls for Capital Contributions shall be made on all of the Partners pro rata according to their respective Basic Capital contributions.

                  (d) The General Partner shall maintain a Capital Account balance equal to the lesser of (i) 1% of the total positive Capital Account balances for the Partnership, or (ii) Five Hundred Thousand Dollars ($500,000). If there is more than one General Partner, then the requirement of this Section 4.1(d) shall be satisfied by the total Capital Account balances of all the General Partners in the aggregate. Whenever a Limited Partner makes a Capital Contribution pursuant to this Section 4.1, or upon issuance by the Partnership of a new Limited Partner Interest, the General Partner shall make an additional Capital Contribution to the Partnership in an amount equal to 1.01% of such Limited Partner's Capital Contribution or such lesser amount as may be necessary to comply with this Section 4.1(d).

         4.2 Default by a Limited Partner.

                  (a) Upon the failure of any Limited Partner (a "Defaulting Partner") to pay in full when due any portion of its Capital Contribution called for by the General Partner pursuant to Section 4.1 and continuation of such failure for sixty (60) days after notice thereof by the General Partner acting on behalf of the Partnership to the Defaulting Partner, the General Partner acting on behalf of the Partnership shall have the right either (i) to take any and all actions permitted under applicable law to collect the defaulted Capital Contribution, or (ii) by notice to the Defaulting Partner, to terminate all of the profits interest of the Defaulting Partner in the Partnership. Upon such termination, the Defaulting Partner shall have no rights or interest in the Partnership except that upon liquidation of the Partnership; the Defaulting Partner shall participate in distributions pursuant to Article VI, but only in an amount up to the lowest of (i) the positive balance, if any, of the Defaulting Partner's Capital Account at the time of the default, or (ii) the Defaulting Partner's Adjusted Capital Contributions, or (iii) the amount the Defaulting Partner would have received if his profits interest in the Partnership had not been terminated pursuant to this Section 4.2. Upon such termination, the Defaulting Partner shall have no right to have its rights or interest reinstated. Upon such termination, the Defaulting Partner shall be excluded for all purposes from any vote or action of the Limited Partners, including those requiring consent. The taking by the General Partner acting on behalf of the Partnership of any action or the commencement of any proceeding to collect a defaulted Capital Contribution shall not preclude the General Partner acting on behalf of the Partnership prior to collection thereof from terminating the profits interest of a Defaulting Partner in the Partnership pursuant to this
Section 4.2(a).

                  (b) In addition to the rights provided under Section 4.2(a), the General Partner acting on behalf of the Partnership shall have the right to substitute for any Defaulting Partner any other Person as a Replacement Limited Partner who will acquire all the rights and assume all the obligations of the Defaulting Partner (without giving effect to the limitations on such rights in Section 4.2(a)), provided that such Replacement Limited Partner executes and delivers to the General Partner acting on behalf of the Partnership any documents or instruments necessary or appropriate to evidence the foregoing. If the General Partner acting on behalf of the Partnership elects to find a Replacement Limited Partner for a Defaulting Partner, each Limited Partner other than the Defaulting Partner shall be given the opportunity, for a period of five (5) days after notice by the General Partner, to elect to be substituted as a Replacement Limited Partner with respect to a proportionate share (based on the Capital Contributions of the Limited Partners other than the Defaulting Partner) of the Defaulting Partner's Interest. The Replacement Limited Partner shall have no obligation to the Defaulting Partner, and the Defaulting Partner shall have no rights or interest in the Partnership except that upon liquidation of the Partnership the Defaulting Partner shall receive up to the amount specified in Section 4.2(a), and such amount shall reduce the distributions otherwise required to be made to the Replacement Limited Partner upon liquidation.

                  (c) In the event the General Partner acting on behalf of the Partnership elects to collect a defaulted Capital Contribution from a Defaulting Partner rather than to rescind and terminate such Defaulting Partner's profits interest in the Partnership, such Defaulting Partner shall remain liable for all of its obligations under this Agreement, including the obligation to make Capital Contributions.

         4.3 Liability of Partners.

                  (a) General Partner. The General Partner shall have unlimited liability for the repayment and discharge of all debts and obligations of the Partnership attributable to any Fiscal Year or portion thereof during which it was or is a general partner of the Partnership. A Former General Partner (as defined below) shall not be liable for the repayment and discharge of debts and obligations of the Partnership attributable to any Fiscal Year or portion thereof during which it was not General Partner of the Partnership. As used in this Agreement, the term "Former General Partner" refers to such persons as hereafter from time to time cease to be General Partner pursuant to the terms and provisions of this Agreement.

                  (b) Limited Partners. The Limited Partner shall be liable for the repayment and discharge of all debts and obligations of the Partnership attributable to any Fiscal Year or portion thereof during which they are or were Limited Partners of the Partnership only to the extent of their respective Capital Contributions in the Partnership as set forth on the signature pages, but such limitation shall not relieve them of liability for any unpaid Capital Contribution they have covenanted in writing to contribute. In no event shall the Limited Partners (or former Limited Partners) be obligated to make any contribution whatsoever to the Partnership, except as provided in Section 4.1, or have any liability for the repayment and discharge of the debts and obligations of the Partnership (apart from their respective Capital Contribution in the Partnership), except as required by applicable law.

         4.4 Return of Distributions to Limited Partners. In accordance with applicable law, a limited partner of a partnership may, under certain circumstances, be required to return to the partnership for the benefit of partnership creditors, amounts previously distributed to such limited partner as ,a return of capital. It is the intent of the Partners that any Distributions to any Limited Partners pursuant to Article VI hereof, to the extent possible, shall not be deemed a return or withdrawal of capital, and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. However, if a court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make such payment, that obligation shall be the obligation of such Limited Partner and not of the General Partner.

         4.5 No Priority. No Partner shall have priority over another Partner in connection with the return of its Capital Contribution or as to Distributions by the Partnership.

                                   ARTICLE V

                                CAPITAL ACCOUNTS

         5.1 Partner's Accounts. A separate Capital Account shall be maintained for each Partner in accordance with Treasury Regulations 1.704-1(b) (2) (iv).

         5.2 Allocations. After giving effect to the special allocations set forth in Section 5.5 hereof, for each Fiscal Year (or portion thereof) of the Partnership, all Net Income and Net Loss shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner, subject to the limitations set forth in Section 5.3 hereof. Subject to the special allocations set forth in Section 5.5 hereof, the General Partner will be allocated at least one percent (1%) of all items of Partnership income, gain, loss or deductions.

         5.3 Limitation on Allocation of Net Losses. The Net Losses allocated pursuant to Section 5.2 hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that some, but not all, of the Limited Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 5.2 hereof, the limitation set forth in this Section 5.3 shall be applied separately to each Limited Partner so as to allocate the maximum permissible Net Losses to each Limited Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). All Net Losses in excess of the limitations set forth in this Section 5.3 shall be allocated to the General Partner.

         5.4 Credits and Charges to Capital Account. The Capital Account of each Partner shall be credited and charged as follows:

                  (a) Such Capital Account shall be credited with (i) the sum of such Partners Capital Contributions, (ii) the Gross Asset Value of property, if any, contributed by such Partner to the Partnership (net of any liabilities that are secured by such contributed property, or that Partnership or any other:
Partner is considered to assume under Code Section 752); (iii) the amount of Net income allocated to such Partner pursuant to Section 5.2, and (iv) the amount of any Partnership liabilities assumed by such Partner or secured by any Partnership Property distributed to such Partner.

                  (b) Such Capital Account shall be charged with (i) the amount of money and the Gross Asset Value of any Partnership Property distributed to such Partner (net of liabilities that are secured by such distributed property or that such Partner is considered to assume or take subject to under Code
Section 752), (ii) the amount of Net Loss allocated to such Partner pursuant to
Section 5.2, (iii) the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership, and (iv) the amount of any expenses of the Partnership contemplated by Article IX hereof, to the extent not taken into account in determining Net Income or Net Loss.

                  (c) In the event that any Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                  (d) In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to the terms of this Agreement, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

                  (e) Notwithstanding any provision herein to the contrary, Capital Accounts shall at all times be maintained in conformance with all the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv).

         5.5 Special Allocations.

                  (a) Qualified Income Offset. Notwithstanding any other provision of this Agreement to the contrary (except paragraphs (b) and (c) hereof which will be applied first), if in any Fiscal Year or other period any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which result in an Adjusted Capital Account Deficit for such Partner (determined after the allocation of income, gain or loss under Section 5.2), there will be allocated to each such Partner a pro rata share of items of Net Income, unreduced by any deduction, in proportion to such negative balances until the Adjusted Capital Account Deficit for each such Partner is increased to zero.

                  (b) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of the Partnership Minimum Gain, then each Partner shall first be allocated items of Partnership income and gain for such year or period (and, if necessary, subsequent years or periods) in an amount equal to that Partner's share of the net decrease in such Partnership Minimum Gain during such year or period (as determined under Treasury Regulations Section 1.7042(g)) (the "Partnership Minimum Gain Chargeback"); provided however, that this Section 5.5(b) shall not apply to the extent the circumstances described in Treasury Regulations Sections 1.704-2(f)(2), 1.704-2(f)(3)0 1.704-2(f)(4) or 1.704-2(f)(5) exist. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f), and shall be interpreted consistently therewith.

                  (c) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement to the contrary other than Section 5.5(b), if in any Fiscal Year or other period there is a net decrease in the amount of Partner Nonrecourse Debt Minimum Gain, then each Partner will first be allocated items of Partnership income and gain for such year or period (and, if necessary, subsequent years or periods) in an amount equal to that Partner's share of the net decrease in such Partner Nonrecourse Debt Minimum Gain during such year or period (as determined under Treasury Regulation Section 1.704-2(1)(4)) (the "Partner Minimum Gain

Chargeback"), provided, however, that this Section 5.5(c) shall not apply to the extent the circumstances described in the third and fifth sentences of Treasury Regulations Section 1.704-2(1)(4) exist. This Section 5.5(c) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations
Section 1.704-2(1)(4) and shall be interpreted consistently therewith.

                  (d) Partnership Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period will be specially allocated among the Partners as items of Net Loss as provided in Section 5.2 hereto and in accordance with Treasury Regulations Section 1.704-2 (j) (1) (ii).

                  (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period will be specially allocated solely to the Partner or Partners who bear(s) the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2 (1) (2).

                  (f) Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sun of,(i) the amount such Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1), and (iii) the amount such Partner is demand to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(1)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 5.5(f) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if
Section 5.5(2) and this Section 5.5(f) were not in this Agreement.

                  (g) Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.7041(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations: Any election permitted under Code Section 754 shall be made by the General Partner in its sole discretion.

                  (h) Curative Allocation. In the event that any items of Net Income or Net Loss are specially allocated pursuant to paragraphs (a) and (b) hereof, upon reasonable notice to the Partners, the General Partner will allocate to the Partners subsequent items of Net Income and Net Loss in the minimum amount sufficient, in the reasonable judgment of the General Partner with the advice of counsel, to the extent permitted by law, to result as nearly as practicable in implementing the Partners' intended business arrangement, by causing each Partner to have a Capital Account balance equal to that which would have resulted had the original special allocation not occurred. In determining the allocations under this Section 5.5(h), consideration-shall be given to future allocations under Sections 5.5(b) and 5.5(c) that although not yet required, are likely to offset allocations under Sections 5.5(d) and 5.5(e).

                  (i) In accordance with Section 706 of the Code, the Partnership shall use the closing of the books methodology for purposes of allocating Net Income and Net Loss.

         5.6 Other Allocation Rules.

                  (a) For purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are proportionate to their Adjusted Capital Contribution.

                  (b) To the extent permitted by Treasury Regulations Sections 1.704-2(h) and 1.704-2(i)(6), the General Partner shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would otherwise cause or increase an Adjusted Capital Account Deficit for any Partner.

                  (c) If any fees or other payments deducted for federal income tax purposes by the Partnership are recharacterized by a final determination of the Internal Revenue Service as nondeductible distributions to any Partner, then, notwithstanding all other allocation provisions (other than the Curative Allocations pursuant to Section 5.5(h) hereof), gross income shall be allocated to such Partner (for each Fiscal Year in which such recharacterization occurs) in an amount equal to the fees or payments recharacterized.

                  (d) Subject to Section 5.5 hereof, the General Partner shall be allocated at least 1% of each material item of Partnership income, gain, loss, deduction or credit at all times during the existence of the Partnership.

                  (e) With respect to any Fiscal Year or other period during which any Partner's interest in the Partnership changes, whether by reason of the admission of a Partner, the withdrawal of a Partner, a non-pro rata contribution of capital to the Partnership or any other event described in
Section 706(d)(1) of the Code and the Treasury Regulations thereunder, allocations of Net Income or Net Loss shall take into account the varying interests of the partners during such period in a manner consistent with Section 706(d)(1) and the Treasury Regulations thereunder.

         5.7 Tax Allocations: Code Section 704(c).

                  (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deductions with respect to any property contributed to the Partnership shall, solely for tax purposes, be allocated among the Partners so as to trice into account any variation between the adjusted basis of such property contributed to the Partnership for federal income tax purposes and that property's initial Gross Asset Value at the time of contribution.

                  (b) In the event that the Gross Asset Value of any Partnership Property is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  (c) Any elections or other decisions relating to such allocations shall be made by t~$-a General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any personas Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

                                   ARTICLE VI

                      DISTRIBUTIONS; WITHDRAWALS OF CAPITAL

         6.1 Allocation of Distributions. The Partnership may make distributions from time to time in the discretion of the General Partner and in accordance with the Provisions of the Act. Any such distributions shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner. Nothing contained in this Section 6.1 shall prohibit any distributions to a withdrawing Limited Partner pursuant to Section 7.3 hereof.

         6.2 Distributions Net of Expenses of the Partnership. Notwithstanding anything to the contrary contained herein, all distributions under Section 6.1 above shall be net of any expenses of the Partnership contemplated by Article IX hereof, except to the extent that the Partnership has received Supplemental Capital Contributions with respect thereto.

         6.3 Withdrawals of Capital. Except as otherwise expressly provided in this Agreement, a Partner shall not be entitled to withdraw any amount of such Partner's Capital Contribution from the Partnership.

                                  ARTICLE VII

                        TRANSFER OF PARTNERSHIP INTERESTS

         7.1 Transfer by General Partner.

                  (a) The General Partner shall not sell, assign or otherwise dispose of all or any part of its Interest in the Partnership (including any beneficial interest therein) without the prior written consent of all of the Limited Partners, and any attempt to do so shall be null and void. No person to whom the General Partner sells, assigns or otherwise disposes of all or any part of its interest (including any pledges or assignee of rights to receive Distributions) may be admitted as the General Partner without the prior written consent of all of the Limited Partners.

                  (b) Subject to the second sentence in Section 7.1(a), the General Partner may sell, assign or otherwise dispose of all or any part o! its Interest in the Partnership (including any beneficial interest therein) without the prior written consent of all of the Limited Partners, if such sale, assignment or other disposition results by operation of law or is required to effect compliance by the General Partner with the provisions of any law.

         7.2 Prohibition on Transfer by Limited Partner. No Limited Partner shall sell, assign, transfer, pledge or otherwise encumber or dispose of all or any part of its Interest (including any beneficial interest therein).

         7.3 Voluntary Withdrawal by Limited Partner. Except as provided in
Article XI hereof, a Limited Partner may not withdraw prior to the Termination Date without the prior written consent of the General Partner.

         7.4 Death, Incompetence or Bankruptcy of Limited Partner. In the event that a Limited Partner dies or is adjudicated incompetent or bankrupt, the executor, administrator, trustee, committee or other legal representative or successor in interest of such Limited Partner (hereinafter collectively referred to as the "Legal Representative") shall succeed to the rights of such Limited Partner to receive allocations, distributions and reports hereunder, and may, at the sole discretion of the General Partner, be admitted into the Partnership as a Limited Partner in the place and stead of such Limited Partner; provided, however, that at any time after the death or adjudication of incompetence or bankruptcy of a Limited Partner but prior to an admission of such Limited Partner's Legal Representative as a Limited Partner pursuant to this Section 7.4, the General Partner may, in its sole discretion, effect a liquidation of such Limited Partner's Interest by causing the Partnership to make a payment to the Legal Representative of such Limited Partner in an amount which, in the reasonable judgment of the General Partner, shall reflect the fair market value of the interest held by such Legal Representative at the time of the liquidation, and upon such liquidation all rights to receive allocations, distributions and reports hereunder with respect to such interest shall terminate.

         7.5 Acquisition of Limited Partner's Interest by the General Partner. Except as expressly provided in this Agreement, if a General Partner acquires an Interest of a Limited Partner, said General Partner shall, with respect to such Interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner.

                                  ARTICLE VIII

              BANKRUPTCY, DISSOLUTION OR REMOVAL OF GENERAL PARTNER

         8.1 Dissolution of Partnership. Subject to the provisions of Section 8.4, in the event of the filing of a petition in bankruptcy, insolvency or for dissolution, or in the event of the removal or resignation of the General Partner, the Partnership shall thereupon be dissolved and terminated pursuant to
Article XI. The date of the General Partners filing of such petition for bankruptcy, insolvency or for dissolution, or the date of such removal or resignation, whichever is applicable, shall be deemed the last day of a Fiscal Year, unless the Partnership is continued pursuant to Section 8.4. If the Limited Partners fail to continue the business of the Partnership as provided in
Section 8.4, the Partnership shall forthwith be terminated and the Partnership shall be dissolved as required by law.

         8.2 Voluntary Resignation, Withdrawal or Dissolution of General Partner. The General Partner shall not resign or withdraw as the General Partner of the Partnership or voluntarily dissolve itself or voluntarily cause its own dissolution unless it has received the prior written consent of a Majority In Interest of Limited Partners (other than Limited Partners who are also Affiliates of the General Partner).

         8.3 Removal of General Partner for Cause.

                  (a) A Majority In Interest of Limited Partners shall have the right, exercisable by written notice to the General Partner, to remove the General Partner for Cause. "Cause" shall mean gross negligence, fraud or willful misconduct or a knowing violation of law.

                  (b) No removal under Subsection (a) above may be made unless a court of competent jurisdiction or another impartial arbitrator selected by the General Partner and the respective Limited Partners shall have determined, in an action for declaratory judgment or for similar relief brought by or on behalf of the respective Limited Partners, that such cause for such removal exists.

         8.4 Continuation of Partnership. Notwithstanding Section 8.1, the business of the Partnership shall be continued after the adjudication of bankruptcy, insolvency or dissolution, or the resignation or removal of the General Partner if, within ninety (90) days of such adjudication of bankruptcy, insolvency or dissolution, or such resignation or removal, one or more additional general partners shall have been appointed by unanimous consent of all that Limited Partners and such additional appointed general partner or general partners shall have agree in writing to be bound by all relevant terms of this Agreement.

                                   ARTICLE IX

                           EXPENSES OF THE PARTNERSHIP

         The Partnership shall pay all of the costs and expenses which may be incurred by the Partnership in connection with the operation of its business, including, but not limited to, (a) legal and accounting services, (b) other services rendered to the Partnership by consultants and advisors other than NETCO-Residuals Management Systems, Inc., if any, (c) such administrative services as the General Partner may deem necessary or advisable, and (d) any taxes for which the Partnership may be liable.

                                   ARTICLE X

                     INDEMNIFICATION OF THE GENERAL PARTNER

         10.1 Liability. The General Partner shall not be liable to the Partnership or the Limited Partners for any act performed or omitted by it pursuant to the authority granted to the General Partner by this Agreement, unless such act or omission constitutes gross negligence, fraud or willful misconduct or a knowing violation of law.

         10.2 Indemnification.

                  (a) Subject to Section 10.1, the Partnership, its receiver or its trustee shall, to the maximum extent permitted by law, indemnify and save harmless the General Partner, its directors, officers and stockholders (including the officers, directors and general partners of such stockholders), and its or their employees and agents (individually, an "Indemnitee", and collectively, the "Indemnitees") from any and all liabilities, damages, judgments, interest on such judgments, fines, penalties, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, whether or not an Indemnitee is or may be a party thereto, including interest on the foregoing, which, in the good faith judgment of the General Partner, arise out of, relate to or are in connection with the management or conduct of' the business or affairs of the Partnership, or are incurred by reason of any act performed or omitted to be performed by the General Partner or any other Indemnitee in connection therewith (all of the foregoing being, collectively, "Indemnified Liabilities"). Any attorneys' fees and expenses of the Indemnitees incurred in connection with the defense of any action as to which such Indemnitee it indemnified hereunder shall be paid by the Partnership as incurred.

                  (b) Subject to Section 10.1, in the event of any action by a Limited Partner against the General Partner or any other Indemnitee, including a Partnership derivative action, the Partnership shall indemnify, save harmless and pay all expenses of the General Partner or any other Indemnitee and each of its employees and agents, if any, including attorneys' fees incurred in the defense of said action, which attorneys' fees shall be paid as incurred to the extent that the Partnership has sufficient assets to pay such fees, and, thereafter, shall be paid, jointly and severally, by the Limited Partners (other than the Limited Partners who are also Indemnitees). If the General Partner or any other Indemnitee is not successful in any action by the Limited Partners or the Partnership against it, it will be obligated to reimburse the Partnership and, where applicable, the Limited Partners for any attorneys' fees so advanced. If the Limited Partner bringing the action for which indemnification is sought pursuant to this Section 10.2(b) is not successful, it will be obligated to reimburse any fees and expenses actually incurred by the General Partner or any other Indemnitee, the Partnership and the other Limited Partners, as the case may be. Neither the General Partner nor any other Indemnitee shall have any liability for negligence.

                  (c) The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to his heirs, successors, assigns and legal representatives.

                  (d) All judgments against the Partnership and the General Partner wherein the General Partner is entitled to indemnification must first be satisfied from Partnership assets before the General Partner is responsible for these obligations.

         10.3 Survival. The rights of indemnification under this Article X shall survive the removal or withdrawal of the General Partner from the Partnership.

                                   ARTICLE XI

                           TERMINATION OF PARTNERSHIP;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

         11.1 Termination Events. The Partnership shall be dissolved and terminated upon the earliest to occur of the following: (a) pursuant to Article VIII, the adjudication of bankruptcy, insolvency or dissolution, or the resignation or removal of, the General Partner, unless the business of the Partnership is continued pursuant to the provisions of Section 8.4; (b) the written consent of 1004 of the Limited Partners; (c) the expiration of the term of the Partnership; or (d) the termination of the Partnership by operation of law. Upon termination, the Partnership shall wind up its affairs and shall be liquidated and a certificate of cancellation of the Partnership, as required by law, shall be filed.

         11.2 Liquidation and Distribution upon Termination. Upon a termination of the Partnership for any reason, the General Partner shall liquidate the property and assets of the Partnership as promptly as possible, in an orderly and businesslike manner as is consistent with obtaining the fair value therefrom. Thereafter, the General Partner shall pay first the expenses of the liquidation and dissolution of the Partnership, and then apply and distribute the assets of the Partnership in the following order:

                  (i) to the payment of creditors, including creditors of the Partnership who are Partners, in order of priority as provided by law;

                  (ii) to the setting up of any reserves which the General Partner may reasonably deem necessary for the payment of any contingent or unforeseen liability of the Partnership;

                  (iii) to the Limited Partners and the General Partner in accordance with the positive balances of their respective Capital Accounts.

                                  ARTICLE XII

                    BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS

         12.1 Books of Account. The General Partner shall keep books of account of the Partnership wherein shall be recorded and reflected all of the contributions to the capital of the Partnership and all of the income, expenses and transactions of the Partnership. The methods of accounting for the Partnership shall be determined by the General Partner. Such books of account shall be kept at the place of business of the Partnership and each Limited Partner and his authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect such books of account, provided that such inspection is made in good faith and without any intent to damage the Partnership or any of the Partners.

         12.2 Tax Returns and Elections. The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate authorities and, within ninety (90) days after the close of each Fiscal Year of the Partnership, shall furnish to each Limited Partner the appropriate information derived from the Partnership's income tax returns for such

Fiscal Year as is necessary for the preparation of the Limited Partners' federal and state income tax returns. The General Partner shall, in its sole discretion, make all elections under applicable provisions of the Code as shall be necessary or, when optional, in the interest of the Partnership, and shall timely file all such elections as made.

         12.3 Tax Matters Partner. The General Partner, shall be the "tax matters partner" of the Partnership as described in Section 6231(x)(7) of the Code. The tax matters partner shall provide all notices and perform all acts required of a tax matters partner under Subchapter C of Chapter 63 of the Code and the regulations thereunder.

         12.4 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts in the name of the Partnership as shall be determined by the General Partner. All withdrawals therefrom shall be made upon checks signed by any person or persons authorized to do so by the General Partner.

         12.5 Accounting Method. The Partnership shall adopt the cash method of accounting.

         12.6 Determination of Certain Matters. All matters concerning the valuation of investments and other assets and the allocation of income, deductions, gains, losses, credits and liabilities among the Partners, including taxes thereon and accounting procedures, not expressly provided for by the terms of this Agreement, shall be equitably determined in good faith by the General Partner.

                                  ARTICLE XIII

                                POWER OF ATTORNEY

         13.1 Power of Attorney. Each Limited Partner hereby constitutes and appoints the General Partner as its agent and attorney-in-fact, with full power of substitution, and with full power and authority to act in its name and on its behalf in the execution, acknowledgment, swearing to and filing of documents as follows:

                  (a) the Certificate, as well as any amendment thereto, in such form as shall be necessary under the laws of the State of Delaware and the law of any other states in which any such certificate is required to be filed to give effect to the provisions of this Agreement and to cause the admission of each Limited Partner to the Partnership;

                  (b) any other instrument which may be required to be filed by the Partnership under the law of any state or by any governmental agency, or which the General Partner deems it advisable to file; and

                  (c) any documents which may be required to affect the continuation of the Partnership, the admission of an additional or substitute Limited Partner or the dissolution and termination of the Partnership, provided such continuation, admission or dissolution and termination is in accordance with the terms of this Agreement, or any other document which may be deemed necessary or desirable to effectuate the provisions of this Agreement in accordance with its terms.

         13.2 Irrevocability. The Power of Attorney to be granted by each Limited Partner to the General Partner as hereinabove provided:

              (a) is a special power of attorney coupled with an interest and is irrevocable and shall survive the disability or cessation of the existence as a legal entity of a Limited Partner;

              (b) may be exercised by the General Partner for each Limited Partner by a facsimile signature of the General Partner or by listing each Limited Partner executing any instrument with a facsimile signature of such General Partner acting as attorney-in-fact for all of them; and

              (c) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of its Interest in the Partnership except that, where that assignee thereof has been approved by the General Partner for admission to the Partnership as a substitute Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

              14.1 Notice. All notices required to be given by this Agreement to any Partner shall be in writing and shall be hand delivered, telexed, sent by facsimile transmission or nationally recognized overnight courier, addressed (a) in the case of such a notice to the General Partner, to the address first set forth above, and (b) in the case of such a notice to the Limited Partners, addressed to the respective Limited Partners at their addresses set forth on the signature pages hereof, unless notice in writing is given of a change of address in the manner set forth herein, in which case notices shall be sent to the new address so designated. Any notice given by a nationally recognized overnight courier shall be deemed to have been given two (2) days after deposit thereof with such courier, and any notice given by hand delivery, telex or by facsimile transmission shall be deemed to have been given on the same day hand delivered, telexed or sent by facsimile transmission, provided that such hand delivery, telex or facsimile transmission shall have been confirmed.

              14.2 Severability. The terms of this Agreement shall be deemed to be severable. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

              14.3 Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart or instrument.

         14.4 Amendments to Agreement.

              (a) This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and may not be amended other than by agreement in writing as provided in Sections 14.4(b) and (c).

              (b) Notwithstanding Section 14.4(c), no amendment to this Agreement shall, without the prior written consent of all Partners, modify (i) the business purpose of the-Partnership as provided in Article II, (ii) the allocation of profits or losses or the making of Distributions as provided in Articles V and VI, (iii) the obligation of any Partner to make Capital contributions, or (iv) the authority of the General Partner to consent to the substitution of Limited Partners as provided in Article VII.

              (c) The General Partner may amend or modify any provision of this Agreement (with the exception of those provisions specifically set forth in Subsection (b) above) by giving written notice of such amendment or modification to the Limited Partners. Said modification or amendment shall be effective unless a Majority In Interest of Limited Partners (other than Limited Partners who are also Affiliates of the General Partner) object to same, in writing, within ten (10) days.

         14.5 Governing Law. All questions with respect to the construction of this Agreement, and the rights and liabilities of the parties, shall be determined in accordance with the provisions of the law of the State of Delaware.

         14.6 Captions. The captions in this Agreement are for convenience only and shall not limit or define the text hereof.

         14.7 Further Assurances. Each of the Limited Partners agrees hereafter to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the General Partner to be necessary or useful in furtherance of the Partnership's purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

         14.8 Persons Bound. Except as herein provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their distributees, personal representatives and assigns.

         14.9 Admission of Additional Limited Partners. Each Limited Partner agrees that the General Partner may, without the consent of the Limited Partners, but subject to the requirements of Section 3.2, admit additional Limited Partners to the Partnership at any time.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first hereinabove written.

                                       GENERAL PARTNER

               $1,000                  NETCO-RESIDUALS MANAGEMENT
-------------------------------          SYSTEMS, INC.
Basic Capital Contribution
                                       By:  /s/ Authorized Officer
                                          -------------------------------------


                                       LIMITED PARTNER

                                       SYNAGRO TECHNOLOGIES, INC.

                                       By:
                                          -------------------------------------
                                           Authorized Officer